                                                           EXHIBIT 11.1

                              DOUBLECLICK INC.
    COMPUTATION OF PRO FORMA BASIC AND DILUTED NET LOSS PER COMMON SHARE


                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
PERIOD ENDED DECEMBER 31, 1996                                     SHARES      OUTSTANDING      SHARES
------------------------------                                  ------------  ------------     --------


Issuance of Class A common stock at inception, and exchange
  for Class B and Class C common stock........................   9,059,120            251      6,629,269
                                                                 3,940,890             92      1,057,032
                                                                             ------------   ------------
                                                                                      343      7,686,301

Issuance of Class B common stock in exchange for Class A
  common stock................................................   5,118,228             92      1,372,819

Issuance of Class C common stock in exchange for Class A
  common stock................................................           2             92              1

Pro forma weighted average shares used in basic and diluted
  net loss per share computation..............................                                 9,059,121
                                                                                            ------------

Net loss for the period from January 23, 1996 (inception) to
  December 31, 1996...........................................                              $ (3,191,770)

Pro forma basic and diluted net loss per common share.........                              $      (0.35)
                                                                                            -------------
                                                                                            -------------
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                              DOUBLECLICK INC.
                  COMPUTATION OF NET LOSS PER COMMON SHARE

                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
YEAR ENDED DECEMBER 31, 1997                                      SHARES      OUTSTANDING      SHARES
-----------------------------                                   ------------   -----------     --------
Class A common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   3,940,890           154      1,662,732
  Stock options exercised.....................................      28,750            51          5,391

Class B common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   5,118,228           154      2,159,472

Class C common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................           2           154              1

Issuance of Common Stock......................................   5,191,732           210      2,987,024
  Issuance of Common Stock upon conversion of convertible
    note payable..............................................     779,302             1          2,135
  Stock options exercised.....................................     147,938       Various         41,957
                                                                                           ------------

Weighted average shares used in basic net loss per share
  computation.................................................                                6,858,712

Assumed issuance and conversion of convertible
  preferred stock as of January 1, 1997.......................   6,234,434           365      6,234,434

Assumed redemption of Class B and C Common Stock from
  proceeds of assumed issuance and conversion of
  convertible preferred stock as of January 1, 1997...........  (3,896,137)          154     (1,643,850)

Pro forma weighted average shares used in basic net  loss
  per share computation.......................................                               11,449,296
                                                                                           ------------
                                                                                           ------------

Net loss for the year ended December 31, 1997.................                             $ (8,356,261)
                                                                                           ------------

Basic net loss per common share...............................                             $      (1.22)
                                                                                           ------------
                                                                                           ------------

Pro forma basic net loss per common share.....................                             $      (0.73)
                                                                                           ------------
                                                                                           ------------
